Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of HWH International Inc. for the period ended December 31, 2025, I, Chan Heng Fai, Chief Executive Officer of HWH International Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	Such Annual Report on Form 10-K of HWH International Inc. for the period ended November 30, 2023, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Annual Report on Form 10-K of HWH International Inc. for the period ended December 31, 2025, fairly presents, in all material respects, the financial condition and results of operations of HWH International Inc.

/s/ Chan Heng Fai
Chan Heng Fai
Chief Executive Officer (Principal Executive Officer)

Date: March 25, 2026

A signed original of the certification required by Section 906 has been provided to HWH International Inc. and will be retained by HWH International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.